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NEWS
FOR RELEASE: 7:30 AM CT, Tuesday, August 9, 2005
CHARTER NAMES NEIL SMIT AS PRESIDENT AND CEO
Former AOL Access Business President Brings Extensive Experience
In Customer Service, Sales, Marketing and Operations
St. Louis, MO - Charter Communications, Inc. (Nasdaq: CHTR) (along with its subsidiaries, the “Company” or “Charter”) today announced that its Board of Directors has unanimously elected Neil Smit to the position of President and Chief Executive Officer, effective August 22, 2005. Mr. Smit will also serve as a member of Charter’s Board of Directors. He succeeds Robert P. May, a Charter Board Member who has served as Charter’s Interim President and Chief Executive Officer since January 2005. Mr. May will remain a member of Charter’s Board of Directors and a member of its Strategic Planning Committee.
Mr. Smit brings significant operational experience to Charter, having most recently served as the President of Time Warner’s America Online Access Business, overseeing Internet access services including AOL, CompuServe, and Netscape ISP. As President, he was responsible for all aspects of the $5 billion revenue, 21 million-member ISP business, including member acquisitions, retention, brand marketing, product definition, customer service, business development and finance. He oversaw the work of more than 11,000 people.
“Neil is a proven, talented executive with the right combination of operational, marketing and customer service skills to lead Charter to the next level,” said Paul G. Allen, Chairman of Charter’s Board of Directors. “He brings a wealth of practical know-how built over an impressive 20-year career working with multi-service providers and leading consumer brands. He also has a real vision of the opportunities and challenges in today’s rapidly converging entertainment and communications industries that will benefit Charter. We’re delighted he’s part of our team and look forward to him continuing to implement our comprehensive operations improvement program to better position Charter for growth.”
“I am excited to be joining Charter and I look forward to being part of Charter’s management team as we continue the positive momentum begun over the past year to stimulate growth and deliver value to our customers and shareholders,” Mr. Smit said. “Charter has the workforce, the network, and the products and services in place to become a formidable player in the provision of bundled video, data and telecommunications services, where technological advances and quality customer care provide real growth opportunities.”
Mr. Smit, 46, has an extensive background in customer service, sales and operations. At AOL, he was also Executive Vice President, Member Development, where he oversaw retention marketing, customer service, new revenue and renewal/payment marketing. He also served as Executive Vice President, Member Services, AOL’s largest operational role, and oversaw its global service-center staff of 10,000 that handle issues such as registration, retention, billing, upsell and technical assistance. Prior to that, Mr. Smit had been Senior Vice President of AOL’s product and programming team, where he managed programming, promotion, and market development for AOL categories including autos, computing, consumer electronics, consumer packaged goods, local, and small business. He also has served as Chief Operating Officer of AOL Local, managing all aspects of programming and technology for the group and as Chief Operating Officer of MapQuest managing its three business areas.
Before joining AOL in 2000, Mr. Smit spent 10 years in the consumer packaged-goods industry.
He was a regional president with Nabisco where he was responsible for 75 leading brands and a staff of 4,000. He also held management positions with Pillsbury.
Mr. Smit has a bachelor of science degree from Duke University, and a master’s degree with focus in international business from Tufts University’s Fletcher School of Law and Diplomacy in Medford, MA. He served in the United States Navy as a Navy SEAL, achieving the rank of Lieutenant Commander.
Commenting on Mr. May, Mr. Allen said, “As we welcome Neil to Charter, the Board extends our sincere thanks to Bob May, whose leadership has been vital to Charter over these past eight months while we conducted this extensive CEO search. Bob has earned many times over the respect of both our Board and our employees, and we look forward to his continued service to our Company as a Board Member.”
“It has been a great privilege to serve Charter as Interim President and CEO, and to work with the 16,000 finest employees in the industry,” Mr. May said. “I am very proud that our focus on disciplined operational improvement and execution is gaining traction, resulting in positive financial results for two consecutive quarters this year. I look forward to helping Neil during the transition and to returning to my work as an active member of the Board of Directors.”
About Charter Communications
Charter Communications, Inc., a broadband communications company, provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital™, Charter High-Speed™ Internet service and Charter Telephone™. Charter Business™ provides scalable, tailored and cost-effective broadband communications solutions to organizations of all sizes through business-to-business Internet, data networking, video and music services. Advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.
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Contacts:

Press: David Andersen 314/543-2213	Analysts: Mary Jo Moehle 314/543-2397

Cautionary Statement Regarding Forward-Looking Statements:
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:
•	the availability of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources;
•	our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services and to maintain a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;
•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which would result in a violation of the applicable facility or indenture and could trigger a default of other obligations under cross-default provisions;
•	our ability to repay or refinance debt as it becomes due;
•	our ability to obtain programming at reasonable prices or to pass cost increases on to our customers;
•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local franchise taxing authorities, on our business.
All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.